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                           CERTIFICATE OF FORMATION

                                      OF

                   AETOS MARKET NEUTRAL STRATEGIES FUND, LLC

                     Under Section 18-201 of the Delaware
                         Limited Liability Company Act

   The undersigned, being an authorized person under Section 18-201 of the Limited Liability Company Act of the State of Delaware, hereby certifies:

   FIRST: The name of the limited liability company is Aetos Market Neutral Strategies Fund, LLC (the "Company").

   SECOND: The address of the Company's registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle (Zip Code 19808). The name of its registered agent at such address is Corporation Service Company.

   IN WITNESS WHEREOF, the undersigned has signed this Certificate on this 19/th day of March, 2002. /

MANAGING MEMBER:

AETOS ALTERNATIVES MANAGEMENT, LLC


By:  /S/  HAROLD J. SCHAAFF
    -------------------------
        Harold J. Schaaff